As filed with the Securities and Exchange Commission on May 24, 2001
                            Registration No.________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                               ------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                              New Mexico 85-0019030
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
               MASTER EMPLOYEE SAVINGS PLAN AND TRUST, AS AMENDED
                            (full title of the Plan)

                                   MAX MAERKI
                Senior Vice President and Chief Financial Officer
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to :
                                   C. L. MOORE
                             KELEHER & McLEOD, P.A.
                            414 Silver Avenue, S. W.
                          Albuquerque, New Mexico 87103


                         CALCULATION OF REGISTRATION FEE
=====================================================================================

                                                           PROPOSED
                                           PROPOSED        MAXIMUM         AMOUNT OF
TITLE OF SECURITIES     AMOUNT TO BE       MAXIMUM         AGGREGATE     REGISTRATION
TO BE REGISTERED (1)     REGISTERED      OFFERING PRICE    OFFERING           FEE
                                          PER SHARE (2)    PRICE (2)

Common Stock $5.00      100,000 Shares     $36.75          $3,675,000        $919
par value
(1)      In addition,  pursuant to Rule 416(c) under the Securities Act of 1933, this  registration  statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of high and low sale price of the Registrant's Common Stock on the New York Stock Exchange
         Composite Transaction Tape on May 22, 2001.


                                     PART I

                              INFORMATION REQUIRED
                                  IN PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The information called for by Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Securities and Exchange Commission by the Company (File No. 1-6986) are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed on February 22, 2001 (the "2000 10-K Report"), as amended on April 30, 2001 and May 4, 2001.

         2. Annual Report on Form 11-K for the fiscal year ended December 31, 2000 for the Public Service Company of New Mexico Master Employee Savings Plan and Trust, as Amended, as filed on May 24, 2001.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed on May 15, 2001
              ("3/31/01 10-Q Report").

         4. The Company's Current Reports on Form 8-K filed January 18, 2001, January 23, 2001, January 25, 2001, January 25, 2001,
              February 26, 2001, February 28, 2001, March 1, 2001, March 20, 2001, March 28, 2001, April 11, 2001, April 11, 2001, April
              13, 2001, April 16, 2001, April 18, 2001, April 18, 2001, May,
              2, 2001, May 2, 2001, and May 18, 2001.

         5. The description of the Company's Common Stock contained in its registration statement on Form S-3, File No. 333-10993, as filed on August 29, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the filing date of the 2000 10-K Report and prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable. It is currently contemplated that the securities will not be original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 7 of Article II of the Company's By-Laws contains the following provisions with respect to indemnification of directors and officers.

              Each person who shall have served as a director or an officer of the Company, or, at the request of the Company, as a director or an officer of any other corporation, partnership or joint venture, whether profit or not profit, in which the Company (a) owns shares of capital stock, (b) has an ownership interest, (c) is a member, or (d) is a creditor, and regardless of whether or not such person is then in office, and the heirs, executors, administrators and personal representatives of any such person shall be indemnified by the Company to the full extent of the authority of the Company to so indemnify as authorized by the law of New Mexico.

         Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

         Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. At the Company's 1987 Annual Meeting of Stockholders, the stockholders approved certain agreements with the Company's directors and officers relating to indemnification of directors and officers. Such agreements have been entered into with each director and officer. The agreements provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    Exhibit No.    Description

        4.1 Restated Articles of Incorporation of the Company as amended through May 10, 1985 (incorporated by reference to Exhibit 4-(b) to Registration Statement No. 2-99990 of the Company).

        4.4 Bylaws (incorporated by reference to Exhibit 3.2 to 3/31/01 10-Q Report).

       15.0        Letter Re: Unaudited Interim Financial Information.

       23.1        Consent of Independent Public Accountants.


The registrant has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS to maintain the Plan's qualification.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 24, 2001.

                                    PUBLIC SERVICE COMPANY OF NEW MEXICO

                                    By:           /s/ J. E. Sterba
                                       -----------------------------------------
                                       J. E. Sterba, Chairman, President
                                       and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffry Sterba, Max Maerki, and John Loyack, and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature           Capacity                                          Date

/s/J. E. Sterba     Chairman, President and Chief Executive        May 24, 2001
---------------
J.E. Sterba         Officer (Principal Executive Officer);
                    Director

/s/M. H. Maerki     Senior Vice President and Chief Financial      May 24, 2001
---------------
M. H. Maerki        Officer (Principal Financial Officer)

/s/J. Loyack        Vice President Corporate Controller            May 24, 2001
------------
J. Loyack           and Chief Accounting Officer (Principal
                    Accounting Officer)

/s/J. T. Ackerman   Director                                       May 24, 2001
-----------------
J. T. Ackerman

/s/R. G. Armstrong  Director                                       May 24, 2001
------------------
R. G. Armstrong

_______________     Director                                       ___________
J. A. Godwin

/s/M. Lujan, Jr.    Director                                       May 24, 2001
----------------
M. Lujan, Jr.

/s/B. F. Montoya    Director                                       May 24, 2001
---------------
B. F. Montoya

/s/ T. F. Patlovich Director                                       May 24, 2001
-------------------
T. F. Patlovich

/s/R. M. Price      Director                                       May 24, 2001
--------------
R. M. Price

/s/P. F. Roth       Director                                       May 24, 2001
-------------
P. F. Roth

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the MESP Committee has duly caused this registration statement to be signed on the Plan's behalf by the undersigned thereunto duly authorized, in the city of Albuquerque and State of New Mexico, on the day of May 24, 2001.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   MASTER EMPLOYEE SAVINGS PLAN AND TRUST,
                                   AS AMENDED

                                   By:  MESP Committee



                                   By:          /s/ Ramon M. Gonzales
                                      -----------------------------------------
                                      Ramon M. Gonzales
                                      Chairperson